UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 26, 2012

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 26, 2012, Mitel Networks Corporation (the “Company”) held its Annual Meeting of Shareholders (“Annual Meeting”). As of the June 21, 2012 record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting, 53,761,201 shares of the Company’s common stock were outstanding and eligible to vote. A total of 41,545,705 shares voted in person or by proxy at the Annual Meeting. The results of the matters voted on by shareholders at the Annual Meeting are as follows:

	Number of Shares			Percentage of Votes Cast
	Voted For[1]	Withheld from Voting[1]	Broker Non-Votes	Voted For[1]	Withheld from Voting[1]
1. Election of Directors – Elected

Each of the directors listed as nominees in the management proxy circular dated July 3, 2012 were elected directors of the Corporation until the next Annual Meeting.

Dr. Terence H. Matthews	38,293,792	30,557	3,221,356	99.92%	0.08%

Richard D. McBee	38,295,265	29,084	3,221,356	99.92%	0.08%

Benjamin H. Ball	38,215,148	109,201	3,221,356	99.72%	0.28%

Peter D. Charbonneau	38,276,846	47,503	3,221,356	99.88%	0.12%

Jean-Paul Cossart	38,278,293	46,056	3,221,356	99.88%	0.12%

Andrew J. Kowal	38,215,132	109,217	3,221,356	99.72%	0.28%

Henry L. Perret	38,278,277	46,072	3,221,356	99.88%	0.12%

John McHugh	38,294,249	30,100	3,221,356	99.92%	0.08%

2. Appointment of Auditors – Passed

Deloitte & Touche LLP was appointed auditor of the Corporation.	41,528,090	17,465	0	99.96%	0.04%

1 As the vote for each motion was taken by a show of hands, the number of votes disclosed reflects only those proxies received by management in advance of the meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2012

MITEL NETWORKS CORPORATION

By:	/s/ Todd Richardson
Name: Todd Richardson Title: VP Finance and Corporate Controller